UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Suite 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure and Appointment of Certain Directors; and Compensatory Arrangements of Certain Directors.

Resignation of Bin Wang as a Director

Effective October 31, 2025, Mr. Bin Wang resigned as a director of the Board, the chairman of the Company’s audit committee, a member of the Company’s compensation committee and a member of the Company’s nominating and governance committee. Mr. Wang’s resignation was not a result of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

Appointment of Dongperez Hua as an Independent Director

Effective October 31, 2025, the Board appointed Mr. Dongperez Hua as an independent director of the Board, the chairman of the Company’s nominating and corporate governance committee, a member of the Company’s compensation committee and a member of the Company’s audit committee, to fill the vacancy created by the resignations of Bin Wang.

The biographical information of Mr. Dongperez Hua is set forth below.

Mr. Dongperez Hua, age 63, has served as the senior manager to Joyor Vehicles Co., Ltd. from November 2015 to December 2024 where he managed the research, development, manufacturing and sales of electric vehicles, led more than 100 staffs, and supported the company’s expansion to Europe and North America. Mr. Hua earned his bachelor of Business Administration degree from Zhuhai College of Science & Engineering in 1995.

Appointment of Chun Min (Max) Lin as an Independent Director

Effective October 31, 2025, the Board appointed Mr. Lin as an independent director of the Board, the chairman of the Company’s compensation committee, a member of the Company’s audit committee and a member of the Company’s nominating and corporate governance committee, to fill the vacancy created by the resignation of Lun Feng on August 21, 2025 as previously disclosed.

The biographical information of Mr. Chun Min (Max) Lin is set forth below.

Mr. Chun Min (Max) Lin, age 53, has served as the product director for Spinnr Tech Ltd. from September 2022 to present. Prior to that, Mr. Lin served as the product director for Royce Tech Ltd. from June 2020 to August 2022. Mr. Lin earned his master’s degree in graphic communication management and technology from New York University in 2022 and his bachelor’s degree in advertising and strategic marketing from Ming Chuan University (Taiwan) in 1999.

Reassignment of Leqi Dong

Effective October 31, 2025, the Board reassigned Mr. Leqi Dong, a director of the Board, the chairman of the Company’s nominating and corporate governance committee, a member of the Company’s audit committee and a member of the Company’s compensation committee, to be the chairman of the Company’s audit committee, a member of the Company’s compensation committee and a member of the Company’s nominating and corporate governance committee.

Neither Mr. Hua nor Mr. Lin has a family relationship with any director or executive officer of the Company and have not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hua and Mr. Lin each entered into a director offer letter (the “Offer Letter”) with the Company, which set their respective annual compensation of $26,400 and 26,400, and established other terms and conditions governing their respective service to the Company as director. The Offer Letters of Mr. Hua and Mr. Lin are qualified in its entirety by reference to the complete text of the Offer Letters, which are filed hereto as Exhibits 10.1 and 10.2, respectively

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Director Offer Letter, dated October 31, 2025, by and between the Company and Dongperez Hua.
10.2	Director Offer Letter, dated October 31, 2025, by and between the Company and Chun Min (Max) Lin.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: November 4, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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